Exhibit 99.1

GWG Holdings Increases Long-Term Credit Facility to $300 Million

MINNEAPOLIS, Sept. 29, 2017-- GWG Holdings, Inc. (Nasdaq: GWGH), the parent company of GWG Life, a financial services company committed to transforming the life insurance industry through disruptive and innovative products and services, increased its senior credit facility from $172 million to $300 million to cover premium payments over the next decade.

The 10-year revolving senior credit facility, originated by CSG Investments, Inc., amends the company’s existing facility to create the capacity to finance the future premium payments on substantially all of the life insurance assets in the company’s portfolio today.

“This amendment is another significant step forward in executing our buy-and-holding strategy with respect to our portfolio of life insurance assets,” said GWG Holdings Chief Executive Officer Jon Sabes. “Securing long-term, committed financing for the payment of premiums on the portfolio greatly reduces the risk of not realizing the face value of the portfolio benefits, thereby creating significant value for our shareholders over the long term.”

In conjunction with the amended senior facility, GWG Holdings terminated its credit facility with DZ Bank and redeemed its outstanding Series I Secured Notes and Series A Preferred Stock.

“These developments represent significant milestones in our continuing quest to build a large, high-quality balance sheet of well-financed life insurance assets,” said GWGH Chief Financial Officer William Acheson. “The amended facility improves our funding profile and the redemption of the Series A Preferred Stock eliminates potential dilution to our common stockholders.”

About CSG Investments, Inc.

CSG Investments, Inc., headquartered in Dallas, Texas, provides flexible and creative capital solutions for all types of commercial and industrial customers. CSG is a direct, one-stop source of capital for up to $550 million per transaction. Contacts: Steve Harvey (sharvey@csginvestments.com) and Brian Bailey (bbailey@csginvestments.com). Phone: 469-467-5900. www.csginvestments.com.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH) the parent company of GWG Life, is a financial services company committed to transforming the life insurance industry through disruptive and innovative products and services. The company has developed a new suite of options for the life insurance secondary market called LifeCare Xchange. The LifeCare Xchange provides seniors with the exchange value of their life insurance policies they can apply towards long-term care and other retirement financial needs. GWG Holdings seeks to further transform the industry by applying proprietary M-Panel epigenetic technology to innovate traditional life insurance underwriting practices. Since 2006 GWG Life has provided seniors over $436 million in exchange value for their life insurance and, as of June 30, 2017, owned a portfolio of $1.53 billion in face value of policy benefits.

For more information about GWG Holdings, email info@gwglife.com or visit www.gwgh.com.

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